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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): October 17, 2000



                         MGIC INVESTMENT CORPORATION
            (Exact name of registrant as specified in its charter)


         Wisconsin                   1-10816                  39-1486475
      (State or other              (Commission               (IRS Employer
      jurisdiction of              File Number)           Identification No.)
      incorporation)


              250 East Kilbourn Avenue, Milwaukee, Wisconsin        53202
             (Address of principal executive offices)             (Zip Code)



       Registrant's telephone number, including area code: 414-347-6480

                                 Not Applicable
        (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

      On October 17, 2000, MGIC Investment Corporation (the "Company") agreed to sell $200,000,000 aggregate principal amount of its 7-1/2% Senior Notes due 2005 (the "Senior Notes") in a public offering through Banc of America Securities LLC, Lehman Brothers Inc., Banc One Capital Markets, Inc., Dain Rauscher Wessels, a division of Dain Rauscher Incorporated, and Robert W. Baird & Co. Incorporated. The closing for the sale of the Senior Notes is scheduled for October 20, 2000. The Senior Notes are registered on a Registration Statement on Form S-3 (Registration No. 333-39890) as filed with the Securities and Exchange Commission. Final versions of the Underwriting Agreement, among the Company and the underwriters named therein, the Indenture, between the Company and Bank One Trust Company, National Association, as Trustee, and the Officer's Certificate creating the Senior Notes are filed herewith.





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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         MGIC INVESTMENT CORPORATION



Date:     October 18, 2000                     /s/  Patrick Sinks
                                         ------------------------
                                         Patrick Sinks, Senior Vice President
                                         and Chief Accounting Officer




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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER          DESCRIPTION OF EXHIBIT

1 Underwriting Agreement, dated as of October 17, 2000, by and among MGIC Investment Corporation and the underwriters, including Banc of America Securities LLC, Lehman Brothers Inc., Banc One Capital Markets, Inc., Dain Rauscher Wessels, a division of Dain Rauscher Incorporated, and Robert Baird & Co. Incorporated.

4.1 Indenture, dated as of October 15, 2000, between MGIC Investment Corporation and Bank One Trust Company, National Association, as Trustee.

4.2 Officer's Certificate, dated as of October 17, 2000, executed and delivered in connection with the issuance and sale of MGIC Investment Corporation's 7-1/2% Senior Notes due 2005.





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